Exhibit 23.1 Consent of Malone & Bailey PLLC, Certified Public Accountants

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
   Innovative Designs, Inc.
   Sharpsburg, Pennsylvania

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 our report dated January 21, 2003, which appears in the
Registrants form SB-2 for the period from June 25, 2002 (Inception) through
October 31, 2002.

We also consent to the references to us under the heading "Experts" in such
Document.

/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

November 18, 2003